Exhibit 99

FOR IMMEDIATE RELEASE

For further information, contact
ALBERTO-CULVER COMPANY
	Wesley Davidson	708-450-3145
	Doug Craney	708-450-3117

ALBERTO-CULVER ANNOUNCES PLAN TO SPLIT CONSUMER AND

DISTRIBUTION UNITS INTO INDEPENDENT PUBLIC COMPANIES

•	Shareholders to Receive a $25 Per Share Special Cash Dividend Plus One Share Each in Both the Consumer and Beauty Supplies Distribution Businesses Via a Tax-Free Spin Off of the Consumer Business

•	Clayton, Dubilier & Rice will Invest $575 Million to Obtain a 47.5% Equity Stake in the Beauty Supplies Distribution Business (Sally Beauty Company); Transaction Implies Sally Enterprise Value, Including $1.85 Billion of Debt, of Approximately $3.0 Billion

•	Alberto-Culver will be a Strategically Focused Consumer Products Company with $1.4 Billion in Sales and Nearly $140 Million in Trailing Twelve Months Pre-Tax Operating Income

•	Sally Beauty Company will have $2.3 Billion in Annual Sales and $244 Million in Trailing Twelve Months Pre-Tax Operating Income

Melrose Park, IL (June 19, 2006) – Alberto-Culver Company (NYSE: ACV) today announced its intention to separate the company’s consumer product business from its beauty supplies distribution business, Sally Beauty Company.

Under the plan, which has been unanimously approved by the Alberto-Culver board of directors, the company’s shareholders will receive a special $25 per share one-time cash dividend for each ACV share, as well as upon completion of the transaction, Alberto-Culver Company shareholders will own one share of Alberto-Culver stock and one share of Sally Beauty Company stock for each ACV share held. Alberto-Culver Company shareholders will own approximately 52.5% of the shares of Sally Beauty Company which will become a new public company listed on the New York Stock Exchange.

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A Clayton, Dubilier & Rice (CD&R) managed fund will invest at least $575 million to acquire an equity stake of approximately 47.5% in Sally Beauty Company. Approximately $1.85 billion of new debt will be arranged by Merrill Lynch and Company. These combined amounts will be used to fund the special $25 per share cash dividend.

Sally Beauty Company will become a standalone publicly traded company with its 2,465 Sally Beauty stores, 825 Beauty Systems Group (BSG) outlets and an 1,181-person direct sales force calling directly on its salon customers. Sally generated revenue of $2.3 billion for the trailing twelve months ended March 31, 2006, and had pre-tax operating earnings of $244 million.

Gary Winterhalter will continue as President of Sally Beauty Company and following the separation, will assume the Chief Executive Officer role and will join the Sally Beauty Company board of directors. Sally Beauty Company Chairman Michael H. Renzulli has entered into a three year consulting agreement through 2009 with Sally Beauty Company. CD&R will designate six of the 12 directors to be appointed to the Sally Beauty Company board, including the Chairman.

Alberto-Culver will be a global branded consumer products company with well-known brands such as Alberto VO5, St. Ives, TRESemmé, Nexxus, Motions and Soft & Beautiful and a strong portfolio of regional brands in the beauty and household categories. The operating management team that has led Alberto-Culver Consumer Products Worldwide successfully for many years will remain in place. The Consumer Products unit generated revenue of $1.4 billion for the trailing twelve months ended March 31, 2006, and had pre-tax operating earnings of nearly $140 million.

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Carol Lavin Bernick will continue in her role as Executive Chairman of the Board of the Alberto-Culver Company. After the closing, V. James Marino will become Alberto-Culver’s President and Chief Executive Officer and will join the Alberto-Culver Company board. He is currently President, Alberto-Culver Consumer Products Worldwide. Mrs. Bernick and Mr. Marino, along with their operating team, were responsible for the successful turnaround in Alberto-Culver’s consumer products business over the past five years and will remain in place going forward. Howard B. Bernick, Alberto-Culver President and Chief Executive Officer, will retire from his position at Alberto-Culver and from the Alberto-Culver board of directors after the spin-off is accomplished.

Mrs. Bernick, in announcing the transaction, commented, “Sally Beauty Company and our consumer products businesses have demonstrated, in the company’s remarkable 15 year run of consecutive sales and earnings record performances, the ability to innovate, to grow sales and to grow margins. A large part of that success is due to the continuity and strength of the exceptional management teams each business has had and those leadership teams will remain in place. Recently, the businesses have faced growth constraints caused by customer and vendor conflicts between the units which will now be eliminated. I believe the growth potential for an independent consumer products group and an independent Sally Beauty Company should provide substantial benefits for the shareholders of both companies.”

“We believe that the expertise Clayton, Dubilier & Rice will bring to Sally Beauty Company’s retail and distribution businesses will also be a significant growth driver. The Board and I, as a major shareholder, look forward to the contributions we believe they will make.”

In commenting on Howard Bernick’s retirement she said, “on behalf of the Board, senior management and shareholders, we salute the contributions that Howard has made to Alberto-Culver’s growth in his 30-year career, including his 12 years as Chief Executive Officer. His investment savvy, his roles as the driver in our acquisition successes and as a business motivator, have made him a key asset in growing the company and shareholder value. He has our thanks and our appreciation.”

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The plan will be effected through the spin off of the Consumer Products unit and is intended to be tax-free to Alberto-Culver and its shareholders, excluding any personal tax associated with the special one-time cash dividend.

The transaction is expected to be completed in the fourth quarter of the 2006 calendar year subject to customary closing conditions, shareholder approval, the obtaining of a ruling from the Internal Revenue Service and other regulatory approvals.

Commenting on the announcement, Mr. Bernick said, “I am delighted that we have developed a strategic initiative to put our businesses in standalone publicly traded companies in a way that puts significant dollars into the hands of our shareholders and at the same time permits our consumer and distribution businesses to compete more effectively. I am also pleased because our shareholders will continue to participate in both the growth of our Alberto-Culver consumer products business, and in Sally Beauty Company and its Beauty Systems Group. I am confident that Clayton, Dubilier & Rice will bring considerable additional strength to Sally. CD&R is one of the most respected private equity firms in the world, with significant investing and operating experience in distribution companies and businesses operating in multi-location formats like Sally.”

“We are extremely proud of what Alberto-Culver has accomplished and believe that both of our businesses will be in excellent hands and in strong positions after the separation. We will be completing our 15th consecutive record sales and record earnings year at the end of September and over that time period sales will have grown at a compounded annual growth rate of nearly 11% while pre-tax operating earnings will have increased at a 14% rate compounded annually – a record that we are very proud of and one that few companies can match,” Mr. Bernick concluded.

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Gary Winterhalter, President of Sally Beauty Company, commented, “This move unlocks strategic, long-term value for Sally and BSG. Sally will no longer be limited in their pursuit of consumers away from other retailers and into Sally stores. Likewise, Sally and BSG will no longer have to balance the fact that their largest vendors are competitors of the Alberto-Culver consumer business. Under nearly 40 years of Alberto-Culver ownership, Sally and BSG have grown and strengthened to become market leaders in their respective categories. This position of strength will enable us to continue to build both the Sally and BSG businesses as we pursue growth via new store openings, better trained sales consultants, persuasive advertising, new product lines, expansion of existing product lines, acquisitions and other growth initiatives. Furthermore, we have a strong, dedicated team in place to manage the business and facilitate future growth.”

Jim Marino, President of Alberto-Culver Company Consumer Products Worldwide, said, “With this action Alberto-Culver becomes a focused global consumer products company. We expect that the separation will eliminate the channel conflicts that we have experienced as well as competition for company resources. Our emphasis will be our consumer brands and maintaining and building long-term relationships with our trade partners by marketing and delivering world-class brands that delight our consumers. Today we have our strongest ever portfolio of brands with names like TRESemmé, Nexxus, Alberto VO5 and St. Ives as well as a very talented management team committed to growing the business. We expect that our generous operating cash flow and strong balance sheet will enable us to support aggressive brand growth and pursue prudent acquisitions in North America and overseas.”

Alberto-Culver Company will host a conference call to be held today, June 19, 2006, at 10:30 a.m. EDT. The dial-in numbers for the call are 800-819-9193 (domestic) and 913-981-4911 (international). The numbers for the replay of the conference call which will be available until Monday, July 17, 2006, are 888-203-1112 (domestic) and 719-457-0820 (international). The pass code is 4066723.

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The call and a replay will also be available on the internet at www.alberto.com in the Investing Section, and at www.earnings.com.

Goldman, Sachs & Co. is acting as exclusive financial advisor to Alberto-Culver Company in connection with the separation. Merrill Lynch and Company is acting as exclusive financial advisor to Clayton, Dubilier & Rice.

About the Alberto-Culver Company

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives, TRESemmé and Nexxus in the United States and internationally. Several of its household/grocery products including Mrs. Dash and Static Guard are niche category leaders in the U.S. Its Pro-Line International unit is the second largest producer in the world of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. Its Cederroth International unit is a major consumer goods marketer in the Nordic countries. Sally Beauty Company is the world’s number one marketer of professional beauty care products through its chain of domestic and international Sally stores. Beauty Systems Group is a network of stores and professional sales consultants selling exclusive professional beauty care brands such as Matrix, Redken, Paul Mitchell, Wella, L’Oreal, Graham Webb and Sebastian exclusively to salon owners, salon professionals and franchisees.

About Clayton, Dubilier & Rice

With more than a quarter century of history, Clayton, Dubilier & Rice is one of the most experienced and successful private-equity investment firms in the world. Since 1978, CD&R has invested over $6 billion in 38 U.S. and European businesses with revenues exceeding $40 billion, representing an aggregate transaction value of over $40 billion. CD&R is recognized as the private-equity firm that pioneered the strategy of improving the operating performance of portfolio businesses as the foundation for generating consistent and superior financial returns. The firm focuses on large corporate divestitures, including investments in distribution and branded businesses operating in a multi-location formats. CD&R led a group

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of investors in the purchase of The Hertz Corporation from Ford Motor Company in December 2005. The firm’s investments have included Kinko’s, which was sold to FedEx in February 2004 and Lexmark International, which CD&R acquired from IBM Corporation and subsequently brought public. CD&R is based in New York and London. For more information about CD&R, visit www.cdr-inc.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Alberto-Culver’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: risks inherent in acquisitions, divestitures and strategic alliances; the pattern of brand sales; loss of distributorship rights; competition within the relevant product markets; loss of one or more key employees; sales by unauthorized distributors in Alberto-Culver Company’s exclusive markets; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; health epidemics; adverse weather conditions; and variations in political, economic or other factors such as currency exchange rates, inflation rates, interest rates, tax changes, legal and regulatory changes or other external factors over which Alberto-Culver has no control. These forward-looking statements speak only as of the time first made, and no undertaking has been made to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

Additional Information and Where to Find It

In connection with this proposed transaction, a registration statement of New Sally Holdings, Inc., which will contain a proxy statement/prospectus, will be filed with the Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy

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statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to get the proxy statement/prospectus and all relevant documents filed by Alberto-Culver Company with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by Alberto-Culver Company, from Alberto-Culver Investor Relations at 2525 Armitage Avenue, Melrose Park, IL 60160, (708) 450-3145.

Participants in the Solicitation

The directors, executive officers and other members of management and employees of Alberto-Culver Company may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Alberto-Culver Company’s shareholders under the rules of the SEC is set forth in public filings filed by Alberto-Culver Company with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Alberto-Culver Company’s participants in the solicitation is contained in Alberto-Culver Company’s Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2005.